SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                          (Amendment No.             )

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))

                            CATALINA LIGHTING, INC.
                (Name of Registrant as Specified in Its Charter)

                            CATALINA LIGHTING, INC.
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                             CATALINA LIGHTING, INC.

                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD ON MAY 9, 2000

         The Annual Meeting of Stockholders of Catalina Lighting, Inc., a Florida corporation (the "Company"), will be held on May 9, 2000 at 9:00 a.m. local time at the Company's corporate office located at 18191 N.W. 68th Avenue, Miami, Florida 33015, for the following purposes:

         1. To elect seven persons to the Company's Board of Directors to hold office until their respective terms of office shall expire and until their respective successors are duly elected and qualified;

         2. To ratify the appointment of Deloitte & Touche LLP, independent certified public accountants, as the Company's auditors for the year ending September 30, 2000; and

         3. To transact such other business as may properly come before the Annual Meeting of Stockholders and any and all adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on April 5, 2000 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders and at any adjournments or postponements thereof.

                                  By order of the Board of Directors


                                  /s/ Thomas M. Bluth


                                  THOMAS M. BLUTH, Secretary





Miami, Florida
April 11, 2000

         ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED GOLD PROXY CARD AT THEIR EARLIEST CONVENIENCE. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY ATTEND THE MEETING, REVOKE THEIR PROXY, AND VOTE THEIR SHARES IN PERSON.

                             CATALINA LIGHTING, INC.
                             18191 N.W. 68TH AVENUE
                              MIAMI, FLORIDA 33015


                                 PROXY STATEMENT


                       2000 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 9, 2000

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Catalina Lighting, Inc., a Florida corporation (the "Company"), of Proxies for use at the 2000 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Company's corporate office, 18191 N.W. 68th Avenue, Miami, Florida 33015, on May 9, 2000 at 9:00 a.m. local time, and at any and all adjournments or postponements thereof.

         The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expense of transmitting copies of the proxy material to the beneficial owners of stock held in their names will be borne by the Company. Certain officers and regular employees of the Company or its subsidiaries, without additional expense, may use their personal efforts, by telephone or otherwise, to obtain proxies.

         The purpose of the Annual Meeting is to elect seven persons to the Board of Directors, to ratify the appointment of auditors and to transact such other business as may properly come before the meeting.

         The Annual Report of the Company for the fiscal year ended September 30, 1999 accompanies this Proxy Statement.

         You are urged to date, sign and promptly mail the enclosed proxy in the enclosed addressed envelope, which requires no postage in the United States.

OUTSTANDING STOCK AND VOTING RIGHTS

         In accordance with the Bylaws of the Company, the Board of Directors of the Company (the "Board") has fixed the close of business on April 5, 2000 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only stockholders of record on that date will be entitled to vote. A stockholder who submits a proxy has the power to revoke it by notice of revocation directed to the proxy-holders or the Company at any time before it is voted. Proxies which are properly executed will be voted in accordance with the instructions contained therein. If instructions are not given therein, unless authority is withheld, properly executed proxies will be voted for the election of the Directors nominated by the Board of Directors of the Company and for ratification of the appointment of auditors. Although a stockholder may have given a proxy, such stockholder may nevertheless attend the Annual Meeting, revoke the proxy before it is exercised and vote in person.

         Each share of the common stock of the Company, $.01 par value (the "Common Stock"), outstanding on the Record Date will be entitled to one vote on all matters. The seven candidates for election as Directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. The ratification of the independent auditors for the Company for the current year will require the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting. Because abstentions with respect to any matter other than the election of Directors are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes for each proposal other than the election of Directors. Broker non-votes are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

         As of April 5, 2000, the Record Date, there were 7,132,380 issued and outstanding shares of the Common Stock. The holders of a majority of the shares of stock entitled to vote at any meeting of stockholders must be present in person or represented by proxy to constitute a quorum for the transaction of any business at the Annual Meeting. Each share of Common Stock entitles the holder to one vote on all matters brought before the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information with respect to the Company's Common Stock beneficially owned by those who were the beneficial owners of more than 5% of the Company's stock. Except as otherwise noted, beneficial ownership is as of April 5, 2000 and, other than as provided by community property and other such laws, consists of sole voting and investment power.

         NAME AND ADDRESS OF                            COMMON STOCK
          BENEFICIAL OWNER                           BENEFICIALLY OWNED 1                    PERCENTAGE
----------------------------------------     ---------------------------------    ---------------------------------
Heartland Advisors, Inc.............                   1,384,700 2                              19.4%
789 North Water Street
Milwaukee, WI 53202

Robert Hersh........................                   1,150,800 3                              15.6%
18191 N.W. 68th Avenue
Miami, Florida 33015

Dean Rappaport......................                   1,082,600 4                              14.6%
18191 N.W. 68th Avenue
Miami, Florida 33015

Nathan Katz.........................                     630,742 5                               8.6%
55 Norfolk Avenue
Easton, MA

Wai Check Lau.......................
6/F, Kenning Industrial Bldg.                           558,200 6                                7.8%
19 Wang Hoi Road
Kowloon, Hong Kong

Dimensional Fund Advisors, Inc.                         471,600 7                                6.6%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

David Moss
6073 N.W. 167th Street                                  443,082 8                                6.2%
Building C-5
Miami, FL 33015

1.   Includes shares which may be acquired pursuant to vested stock options and options which become exercisable through June 4, 2000 or shares for which the stockholder has the power to direct the vote. Percentage ownership based upon 7,132,380 shares outstanding as of April 5, 2000.

2.   Heartland Advisors, Inc., a registered investment advisor, is deemed to have beneficial ownership of 1,384,700 shares of Catalina Lighting, Inc. stock, all of which shares are held in investment advisory accounts. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. The interest of one such account, Heartland Value Fund, a series of
     Heartland Group, Inc., a registered investment company, relates to more than 5% of the stock.

3.   Includes 715,500 shares as to which voting power is shared (see note 6 below) and shares purchasable through the exercise of options as follows: 45,000 shares at $1.75 per share, 50,000 shares at $3.375 per share,
     50,000 shares at $4.875 per share, 50,000 shares at $4.125 per share and 62,500 shares at $6.75 per share.

4.   Includes 715,500 shares as to which voting power is shared (see note 6 below) and shares purchasable through the exercise of options as follows: 50,000 shares at $1.75 per share and 212,500 shares at $2.4375 per share.

5.   Includes 162,500 shares purchasable through the exercise of options at $ 2.4375 per share.

6.   Of the number of shares beneficially owned by Wai Check Lau, 477,500 shares are owned by Go-Gro Holdings
     Limited, which is owned by Wai Check Lau, 6,000 shares are owned by Amy Yuen Ying Lau Cheung, the wife of Wai
     Check Lau and 21,500 shares are owned jointly by Wai Check Lau and Amy Yuen Ying Lau Cheng. In July 1994, as
     part of Company's acquisition of Go-Gro Industries Limited ("Go-Gro"), Wai Check Lau and Amy Yuen Ying Lau
     Cheng each delivered an irrevocable proxy to Catalina Asia, an entity controlled by the Company. Catalina Asia has a proxy to vote the 558,200 shares beneficially owned by Mr. Lau and an additional 157,300 shares of the
     Company also issued to previous stockholders of Go-Gro upon the acquisition. The 715,500 shares are voted at the direction of Messrs. Hersh and Rappaport, members of the Board of Directors of Catalina Asia. Except as to
     such shared voting power, each of Messrs. Hersh and Rappaport disclaims beneficial ownership of such shares.

7.   Based solely upon a Schedule 13G filed with the Securities and Exchange Commission as of December 31, 1999,
     Dimensional Fund Advisors Inc. ("Dimensional"), an investment adviser registered under Section 203 of the
     Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the
     Investment Company Act of 1940, and serves as investment manager to certain commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment adviser or investment manager, Dimensional possesses both voting and investment power over 471,600 shares of
     Catalina Lighting, Inc., stock. The Funds own all securities and Dimensional disclaims beneficial ownership of such securities.

8.   Based solely on a Schedule 13D filed with the Securities and Exchange Commission on April 30, 1999. This
     amount includes 34,600 shares held in trust for the benefit of Mr. Moss' children and 14,000 shares are owned directly by a Florida limited partnership whose general partner DMM Investments, Inc. is wholly owned by Mr.
     Moss.

        SECURITY OWNERSHIP OF DIRECTORS, DIRECTOR NOMINEE AND MANAGEMENT

         The following table sets forth, to the best knowledge of the Company, the shares of Common Stock beneficially owned at April 5, 2000 by each Director, Director Nominee and Executive Officer and by all Directors, Director Nominee and Executive Officers of the Company as a group.

                                                        COMMON STOCK
       NAME OF BENEFICIAL OWNER                     BENEFICIALLY OWNED 1                      PERCENTAGE
----------------------------------------     ---------------------------------    ---------------------------------
Robert Hersh.........................                           1,150,800  2,11                 15.6%

Dean Rappaport.......................                           1,082,600  3,11                 14.6%

Ryan Burrow..........................                              22,478  4,10                    *

Robert Lanzillotti...................                                   0                          *

Henry Latimer........................                              16,273  5,10                    *

Jesse Luxton.........................                               1,778    10                    *

Leonard Sokolow......................                              42,778  6,10                    *

Howard Steinberg.....................                              21,778    10                    *

Brion Wise...........................                               1,778    10                    *

Nathan Katz..........................                             630,742     7                  8.6%

David W. Sasnett.....................                              27,000     8                    *

Thomas M. Bluth......................                              24,500     9                    *

All Directors, Director Nominee and
Executive Officers of the Company and
its subsidiaries as a group (12
persons).............................                           2,307,005    11                 29.1%

   * less than 1%

-------------------------------------------------------------------------------------------------------------------

1    Includes shares which may be acquired pursuant to vested stock options and options which become exercisable through June 4, 2000. Percentage ownership based upon 7,132,380 shares outstanding as of April 5, 2000.

2    Includes shares purchasable through the exercise of options as follows: 45,000 shares at $1.75 per share,
     50,000 shares at $3.375 per share, 50,000 shares at $4.875 per share, 50,000 shares at $4.125 per share and
     62,500 shares at $6.75 per share.

3    Includes shares purchasable through the exercise of options as follows: 50,000 shares at $1.75 per share and
     212,500 shares at $2.4375 per share.

4    Includes 500 shares owned by Mr. Burrow's wife and shares purchasable through the exercise of options as follows: 2,000 shares at $6.625 per share, 2,000 shares at $10.75 per share, 2,000 shares at $6.25 per share and 12,000 shares at $3.75 per share.

5    Includes shares purchasable through the exercise of options as follows: 2,000 shares at $6.25 per share and
     12,000 shares at $3.75 per share.

6    Includes shares purchasable through the exercise of options as follows: 25,000 shares at $4.875 per share,
     2,000 shares at $7.875 per share, 2,000 shares at $5.375 per share, 2,000 shares at $6.875 per share, 2,000 shares at $10.75 per share, 2,000 shares at $6.625 per share, 2,000 shares at $6.25 per share and 2,000 shares at $3.75 per share.

7    Includes 162,500 shares purchasable upon the exercise of options at $2.4375 per share.

8    Includes shares purchasable through the exercise of options as follows: 5,000 shares at $2.125 per share and
     20,000 shares at $2.4375 per share.

9    Includes 22,500 shares purchasable through the exercise of options at $2.4375 per share.

10   Includes 1,778 shares received on May 10, 1999 as annual retainer for serving on the Company's Board of
     Directors. The shares are restricted and vest after one year or on a pro rata basis if the Director ceases to serve on the Board during the year.

11   Includes 715,500 shares owned by previous shareholders of Go-Gro Industries Limited which Messrs. Hersh and
     Rappaport jointly have a power to vote pursuant to irrevocable proxies. Except as to such shared voting power,
     Messrs. Hersh and Rappaport disclaim beneficial ownership of these shares.


                               PROPOSAL NUMBER ONE

                              ELECTION OF DIRECTORS

         Pursuant to its authority under the Company's Certificate of Incorporation and Bylaws, the Board of Directors has set the number of Directors on the Board at seven. The Nominating Committee of the Board has recommended, and the Board of Directors has nominated, the seven persons named below for election as Directors at the Annual Meeting. Mr. Robert Lanzillotti is being nominated for the first time, and he is "independent" of the Company, as the term is used by the Council of Institutional Investors. The Council of Institutional Investors (an organization of over 100 public, Taft-Hartley and corporate pension funds which seek to address investment issues that affect its members as shareholders of public companies) defines an independent director as someone whose only nontrivial connection to the corporation is that person's directorship and who does not have certain types of relationships with a corporation. For example, under the Council's definition, a director will not generally be considered independent if he or she has been employed by the corporation or an affiliate in an executive capacity or has in the past two years had a personal services contract with the corporation or one of its affiliates. The other six nominees currently serve as Directors and all of them, except for Mr. Hersh, are independent Directors.

         The Bylaws of the Company provide that each Director is to hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal. Each of the Company's nominees has consented to being named as such in this proxy statement and to serve as a Director if elected. It is not expected that any of the following nominees will be unable to stand for election or be unable to serve if elected. In the event that any nominee is unable to serve for any reason, the proxies will be voted at the discretion of the proxy-holders.

         The following table sets forth certain information with respect to the Company's nominees for Director.

NOMINEES OF THE COMPANY

                                                                                                       DIRECTOR
           NAME                     AGE                     POSITION WITH THE COMPANY                   SINCE
----------------------------      ---------      ----------------------------------------------      ------------
Robert Hersh                         53           Chairman, Chief Executive Officer,                      1988
                                                  President, Director

Ryan Burrow                          39           Director                                                1994


Henry Latimer                        62           Director                                                1996

Jesse Luxton                         57           Director                                                1999

Howard Steinberg                     69           Director                                                1999

Brion Wise                           54           Director                                                1999

Robert Lanzillotti                   78           Director Nominee                                          _

         ROBERT HERSH is a co-founder of the Company, has been the President and Chief Executive Officer of the Company since April 1991, Chairman of the Board since June 1991 and a Director of the Company since April 1988. Mr. Hersh served as the Executive Vice President of the Company from 1985 to April 1991 and as Secretary from June 1989 until June 1991.

         RYAN BURROW has been a Director of the Company since April 1994. Since March 1997, Mr. Burrow has been the President of BPI Global Asset Management LLP, an investment management company managing over $3.4 billion in assets. Mr. Burrow was Managing Director for STI Capital Management, a wholly owned investment management subsidiary of SunTrust Banks, Inc., from August 1993 to March 1997. Mr. Burrow served as a Senior Vice President of Sun Bank, N.A. from February 1990 to August 1993 and from September 1987 to February 1990 was a Senior Vice President for the Bank of New York/Irving Trust Company.

         HENRY LATIMER has been a Director of the Company since February 1996. Mr. Latimer has since 1994 been a partner with the law firm of Eckert, Seamans, Cherin & Mellott, a national law firm employing over 200 attorneys in nine cities. He is the Managing Partner of the Fort Lauderdale office and serves on the National Executive Committee and Compensation Committee of Eckert, Seamans, Cherin & Mellott. Mr. Latimer was formerly a partner with the law firm of Fine, Jacobson, Schwartz, Nash & Block from 1983 to 1994, served as a Circuit Court Judge in and for the Seventeenth Circuit, Broward County, Florida, from 1979 to 1983 and each year, was voted the most qualified Judge in that circuit by lawyers in that circuit. Mr. Latimer presently serves as a director of Boca Resorts, Inc., formerly Florida Panthers Holding, Inc., a company which owns luxury resort hotels with shares traded on the New York Stock Exchange under the symbol "RST". Mr. Latimer also serves on the Orange Bowl Committee, the Board of Trustees of the University of Miami, the Broward Workshop and the Broward Partnership for the Homeless.

         JESSE LUXTON has been a Director of the Company since May 1999. He has since 1997 served as a consultant to manufacturers and distributors of houseware consumer products on issues raised in exporting from Asia and importing and selling products in the U.S. From 1987 to 1997, Mr. Luxton served as a Director, the President and Chief Executive Officer of National Picture and Frame Company, a manufacturer of picture frames with annual sales of $73 million in 1997, whose shares were traded on the NASDAQ from 1993 until 1997 under the symbol "NPAF". Mr. Luxton serves on the Board of Directors of Glass Master Group, LLC, a company involved in automotive and commercial replacement glass, is a facilitator for the National Housewares Manufacturing Association and has extensive experience in sales to retailers such as mass merchants, home centers, hardware and specialty and warehouse clubs. Mr. Luxton serves on the marketing advisory board of International Resources, Inc., a company that designs, sources and markets Christmas collectibles to department and gift retailers and has served on the Board of the National Housewares Manufacturing Association and Southwest Texas State University Development Foundation. Mr. Luxton was also honored as a Distinguished Alumnus in 1998 from Southwest Texas State University.

         HOWARD STEINBERG has been a Director of the Company since May 1999. He has since August 1997 served as Chief Executive Officer and Director of PGM Products, LLC, a supplier of wood products and ceramic tile to PlyGem Industries, Inc., which was acquired by Nortek Industries in August 1997. From 1975 until 1997, Mr. Steinberg served as Chief Executive Officer of the Ply*Gem Manufacturing division of PlyGem Industries, Inc. From 1964 until 1975, he served as President and Chief Operating Officer of Ply*Gem Paneling Centers, a paneling retail division of Ply*Gem Industries, Inc. Mr. Steinberg is also the President and a Director of Acorn USA Holding LLC, a holding company owning a majority interest in PGM Products, and is also a member of the Board of Directors of the International Wood Products Association, which represents the wood industry on legislative and regulatory matters affecting imported wood products.

         BRION WISE has been a Director of the Company since May 1999. He is a founder of Western Gas Resources ("WGR") and from 1972 to 1999 served as Chief Executive Officer of WGR. He has served as Chairman of the Board of WGR since 1972. WGR is an independent gas gathering, processor, energy marketer, and oil and gas producer. Its shares are traded on the New York Stock Exchange under the symbol "WGR". Mr. Wise is also a Chemical Engineer. Prior to founding WGR, Mr. Wise worked as a gas processing engineer for Shell Oil Company.

         ROBERT LANZILLOTTI has since 1986 held the position of Dean Emeritus, Eminent Scholar, Emeritus and Professor, Emeritus of Economics at the University of Florida Graduate School of Business. From 1969 to 1986 Mr. Lanzillotti served as the Dean of the Graduate School of Business of the University of Florida. Mr. Lanzillotti has served as a consultant for a number of major corporations including General Electric, International Materials Corp., Hughes Helicopters, Jaguar Motor Company, Imperial Chemicals, Inc.; several large law firms in Washington, D.C., New York and Miami, a number of governmental entities including the ten states Attorneys General, The Federal Trade Commission, The United States Department of Justice, United Arab Emirates, U.S. Government Accounting Office, the U.S. Department of Commerce, and U.S. Census Bureau. Mr. Lanzillotti also received a Presidential appointment as a member of the Unites State Price Commission (1971-1973). Mr. Lanzillotti has published extensive articles and books regarding economic analysis of industry and competition and has served as a Director of numerous public corporations including Florida Progress, Jim Walter, Talquin Corporation and Florida First Service Corporation. He holds Doctoral honorary degrees in Literature (University of Tampa, 1979) and in Science (Florida Institute of Technology, 1979). He is President Elect of the International Schumpeter Society and is a member of the Antitrust Committee of the American Bar Association; honorary member of the Florida Council of 100; Phi Beta Kappa; Beta Gamma Sigma; Omicron Delta Kappa; Florida Blue Key (Distinguished Faculty); Who's Who in America; Who's Who in Mid-West; Who's Who in the South and Southwest; Who's Who in American Education; Who's Who in the World and American Men in Science.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE COMPANY'S NOMINEES. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF EACH OF THE COMPANY'S NOMINEES.

                               PROPOSAL NUMBER TWO

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors recommends that the stockholders ratify the appointment of Deloitte & Touche LLP, independent certified public accountants, as the Company's auditors for 2000. A representative of Deloitte & Touche LLP is expected to appear at the Annual Meeting to make a statement if he so desires and to be available to answer appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE CURRENT YEAR. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT.

OTHER MATTERS

     Management is not aware of any other business that may come before the Meeting. However, if additional matters properly come before the Meeting, proxies will be voted at the discretion of the proxy-holders.

MEETINGS AND COMMITTEES OF DIRECTORS

     Five meetings of the Board of Directors were held during the past fiscal year; in addition, the Directors acted through unanimous written consent on five occasions. During fiscal 1999, each Director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held while he was a Director and (2) the total number of meetings held by all committees of the Board on which he served.

COMPENSATION AND STOCK OPTION COMMITTEE - The Compensation and Stock Option Committee is responsible for developing the Company's Executive compensation strategy and for administering the policies and programs that implement this strategy. Since May 1999, the Committee has consisted of Messrs. Burrow, Steinberg and Leonard Sokolow, all of whom are independent non-employee Directors. During fiscal 1999, the Compensation and Stock Option Committee met two times.

NOMINATING COMMITTEE - The Nominating Committee selects nominees to the Board of Directors. The Board will consider nominees recommended by stockholders of the Company if submitted to the Chairman of the Board in writing a sufficient time in advance of the Annual Meeting of Stockholders. Since May 1999, the Committee has consisted of Messrs. Latimer, Luxton and Wise. During fiscal 1999, the Nominating Committee met one time.

AUDIT COMMITTEE - The Audit Committee of the Board of Directors recommends a firm to be selected as the independent auditors to audit Catalina's financial statements and to perform other audit-related services. In addition, the Audit Committee reviews the scope and results of the audits that are conducted by the independent auditors, reviews interim and year-end results with management and considers the adequacy of Catalina's internal accounting procedures. Since May 1999, the Committee has consisted of Messrs. Luxton, Wise and Leonard Sokolow. During fiscal 1999, the Audit Committee met one time.

COMPENSATION OF DIRECTORS

         Salaried employees of the Company do not receive any additional compensation for serving as a Director or Committee member. For 1999, non-employee Directors received an annual retainer of $14,000 payable $7,000 in cash and in the number of shares equal to $7,000 calculated on the basis of the fair market value of the Common Stock on the date of the Annual Meeting. The stock is restricted and vests after one year or on a pro rata basis if the Director ceases to serve on the Board during the year. Directors also receive $1,000 per Board meeting and Committee meeting attended. Messrs. Burrow, Luxton, Steinberg and Wise are reimbursed for their travel expenses to the meetings.

EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the Company's Executive Officers. Mr. Hersh's biography is set forth above under "Election of Directors."


          NAME                  AGE             POSITION WITH THE COMPANY
-----------------------     -----------    -------------------------------------
Robert Hersh                    53         Chairman, Chief Executive Officer,
                                           President, Director

Dean Rappaport                  48         Executive Vice President, Chief
                                           Operating Officer

Nathan Katz                     44         Executive Vice President


David W. Sasnett                43         Senior Vice President and
                                           Chief Financial Officer

Thomas M. Bluth                 43         Senior Vice President, Secretary,
                                            Treasurer


         DEAN RAPPAPORT became an Executive Vice President of the Company in January 1988 and was a Director of the Company from April 1988 until May 1999. From January 1988 to November 1996 Mr. Rappaport was Chief Financial Officer and Treasurer of the Company. Mr. Rappaport was promoted to Chief Operating Officer of the Company in November 1996.

         NATHAN KATZ has been an Executive Vice President of the Company since October 1, 1993 and Chief Executive Officer of Catalina Industries (formerly known as Dana Lighting), a wholly-owned subsidiary of the Company, since August 1989. From October 1983 to August 1989, Mr. Katz was the Chief Executive Officer of Dana Imports, Inc., an importer of lamps located in Boston, Massachusetts.

         DAVID W. SASNETT became a Vice President of the Company in November 1994. In November 1997, Mr. Sasnett became a Senior Vice President of the Company. In November 1996, Mr. Sasnett became the Chief Financial Officer of the Company. Prior to that time, he was the Company's Controller. From 1993 until he joined the Company, Mr. Sasnett was the Vice President - Finance and Controller of Hamilton Bank, N.A. and from 1980 to 1993 was employed by the international accounting firm of Deloitte & Touche.

         THOMAS M. BLUTH became a Vice President of the Company in August 1994 and Secretary of the Company in November 1994. In December 1999, Mr. Bluth became a Senior Vice President of the Company. Mr. Bluth became Treasurer of the Company in November 1996. From 1989 until he joined the Company, Mr. Bluth was Vice President and General Counsel for Ellis Diversified, Inc. From 1987 to 1989, Mr. Bluth was the Assistant Tax Director for Southwestern Bell Corporation.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth information about the compensation of the Company's CEO and each of the other four most highly compensated Executive Officers of the Company during the fiscal years ended September 30, 1999, 1998 and 1997 for services in all capacities.

                                                     SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION 1
                                       -------------------------------    LONG TERM COMPENSATION AWARDS
 NAME AND PRINCIPAL        FISCAL                                         -----------------------------            ALL OTHER
      POSITION              YEAR         SALARY ($)      BONUS ($) 2       SECURITIES UNDERLYING OPTIONS 3     COMPENSATION ($) 4
---------------------   ------------   --------------   --------------   ----------------------------------   ----------------------
Robert Hersh                 1999          314,109         168,500                      -                             2,480
   Chairman, CEO             1998          299,151          26,190                      -                             1,600
   and President             1997          284,905          -                           -                             1,500


Dean Rappaport               1999          282,697         168,500                  212,500 6                         2,480
   Executive Vice            1998          269,235          26,190                      -                             1,600
   President, Chief          1997          256,414          -                           -                             1,500
   Operating Officer

William D.Stewart 5          1999          282,697         168,500                  212,500 6                         2,480
   Executive Vice            1998          269,235          26,190                      -                             1,600
   President                 1997          256,414          -                           -                             1,500


Nathan Katz                  1999          282,697         168,500                  162,500 6                         2,480
   Executive Vice            1998          269,235          26,190                      -                             1,600
   President                 1997          256,414             -                        -                             1,500


David W. Sasnett             1999          169,100          20,000                   42,000 7                         2,480
   Senior Vice               1998          151,068          15,000                      -                             1,549
   President, Chief          1997          136,603          15,000                      -                             1,216
   Financial Officer

------------------------------------------------------------------------------------------------------------------------------------

1    Perquisites and personal benefits furnished to the named Executive Officers do not meet the disclosure thresholds established under SEC regulations.
2    In accordance with their employment agreements, amounts for each of Messrs. Hersh, Rappaport, Stewart and Katz are equal to
     1.67% of consolidated pre-tax income for the respective fiscal years ended September 30 - see separate section "Employment
     Contracts and Termination of Employment and Change-in-Control Arrangements."
3    Stock options vest annually in increments of one-third of the options granted.
4    The amounts disclosed in this column represent the Company's matching contributions to the Company's 401(k) plan.
5    Pursuant to a reorganization of the Company's executive management structure, Mr. Stewart left the employ of the Company in
     December 1999.
6    Represents options granted in prior years which were repriced on December 11, 1998 - see separate section "Repricing of Stock
     Options."
7    Includes 20,000 options granted in prior years which were repriced on December 11, 1998 - see separate section "Repricing of
     Stock Options."

OPTIONS GRANTED

         The following table shows all grants and repricing of options to the named Executive Officers of the Company during the fiscal year ended September 30, 1999. Pursuant to SEC rules, the table also shows the value of the options granted at the end of the option terms (ten years) or the remaining option terms for options repriced if the price of the Company's stock was to appreciate annually by 5% and 10%, respectively. There is no assurance that such stock price will appreciate at the rates shown in the table. The Company does not have a plan whereby tandem stock appreciation rights ("SARS") are granted.

                                            OPTION GRANTS IN FISCAL YEAR 1999                         POTENTIAL REALIZABLE VALUE
                                                                                                      AT ASSUMED ANNUAL RATES OF
                                                                                                        STOCK APPRECIATION FOR
                                                    INDIVIDUAL GRANTS                                      OPTION TERM ($) 3
                          -----------------------------------------------------------------------    ------------------------------
                                             % Total
                                             Options
                                            Granted to
                           Number of        Employees
                          Underlying       or Repriced         Exercise
  Name                     Options          in Fiscal         Price Per
                          Granted 1         Year 1999        Share ($) 2        Expiration Date          5%               10%
---------------------     ------------    -------------     ---------------    ------------------    ------------     -------------
  Robert Hersh 4               -               -                  -                    -                  -                -

  Dean Rappaport            50,000            4.2%              2.4375             10/01/01            17,867             37,391
                            50,000            4.2%              2.4375             01/03/02            19,916             41,963
                            50,000            4.2%              2.4375             10/07/02            24,854             53,318
                            62,500            5.3%              2.4375             12/01/04            51,811            117,542


  William D. Stewart        30,000            2.5%              2.4375             09/24/01            10,720             22,435
                            20,000            1.7%              2.4375             10/01/01             7,147             14,957
                            50,000            4.2%              2.4375             01/03/02            19,916             41,963
                            50,000            4.2%              2.4375             10/07/02            24,854             53,318
                            62,500            5.3%              2.4375             12/01/04            51,811            117,542

  Nathan Katz               50,000            4.2%              2.4375             01/03/02            19,916             41,963
                            50,000            4.2%              2.4375             01/15/03            27,006             58,347
                            62,500            5.3%              2.4375             12/01/04            51,811            117,542

  David W. Sasnett          12,500            1.1%              2.4375             12/01/04            10,362             23,508
                             7,500            0.6%              2.4375             10/27/05              7,320            17,020
                            15,000            1.3%              2.1250             01/12/09             20,081            50,681
                             7,000            0.6%              4.0000             06/07/09            17,640             44,520

1    All options granted (excluding the 22,000 options granted to Mr. Sasnett at $2.125 and $4.00) represent options granted in prior years which were repriced on December 11, 1998 - see separate section "Repricing of Stock Options." The 22,000 options granted to Mr. Sasnett vest annually in increments of one-third of the amount of the grant.

2    Represents the fair market value of the common stock on the date of grant or repricing. For purposes of the option plan, fair market value is the closing market price of the common stock as reported on the New York Stock Exchange.

3    The amounts disclosed in these columns, which reflect appreciation of the Company's common stock price at the 5% and 10% rates dictated by the Securities and Exchange Commission, are not intended to be a forecast of the Company's common stock price and are not necessarily indicative of the actual values which may be realized by the named Executive Officers or the shareholders.

4    Mr. Hersh declined to have his options repriced on December 11, 1998.

OPTION EXERCISES AND HOLDINGS

         The following table provides information as to options exercised by each of the named Executive Officers of the Company during the fiscal year ended September 30, 1999 and the value of options held by such officers at September 30, 1999 in terms of the closing price of the Company's stock on September 30, 1999.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999
                     AND FISCAL YEAR END 1999 OPTION VALUES

                         Shares                                                                         Value of
  Name                  Acquired on      Value          Number of Securities Underlying          In-the-Money Options at
                         Exercise    Realized ($) 1     Options at September 30, 1999          September 30, 1999 ($) 2
--------------------- -------------- --------------    ---------------------------------   ---------------------------------
                                                        Exercisable       Unexercisable     Exercisable        Unexercisable
                                                       -------------     --------------    ---------------    --------------
Robert Hersh             59,600          72,375          257,500               -              144,125               -


Dean Rappaport           54,600         173,313          262,500               -              477,344               -


William D. Stewart       20,000         67,500           212,500               -              358,594               -


Nathan Katz                 -              -             217,500               -              404,844               -


David W. Sasnett            -              -              20,000            22,000             33,750            30,875

1    The value realized is computed by multiplying the difference between the exercise price of the stock option and the market price of the Common Stock on the date of exercise by the number of shares of Common Stock with respect to which the option was exercised.

2    Based on the closing price of the Company's stock on September 30, 1999 of $4.125.

REPRICING OF STOCK OPTIONS

         The following table sets forth information about the repricing of stock options held by the Company's CEO and each of the other most highly compensated Executive Officers of the Company during the last ten fiscal years ended September 30, 1999. Mr. Hersh, Chairman, Chief Executive Officer and President declined to have his options repriced on December 11, 1998.

                                               TEN YEAR OPTION REPRICINGS

                                        NUMBER OF
                                        SECURITIES
                                        UNDERLYING       MARKET PRICE OF     EXERCISE PRICE                LENGTH OF ORIGINAL OPTION
                                       OPTIONS/SARS     STOCK AT TIME OF       AT TIME OF       NEW        TERM REMAINING AT DATE OF
                        DATE OF        REPRICED OR        REPRICING OR        REPRICING OR    EXERCISE     REPRICING OR AMENDMENT
NAME                   REPRICING         AMENDED          AMENDMENT($)       AMENDMENT($))     PRICE($)            (YEARS)
------------------------------------------------------------------------------------------------------------------------------------
Robert Hersh               -                -                   -                 -              -                      -

Dean Rappaport          12/11/98          50,000             2.4375             3.375          2.4375                 2.8
   Executive Vice       12/11/98          50,000             2.4375             4.875          2.4375                 3.1
   President, Chief     12/11/98          50,000             2.4375             4.125          2.4375                 3.8
   Operating Officer    12/11/98          62,500             2.4375             6.750          2.4375                 6.0

William D.Stewart       12/11/98          30,000             2.4375             2.500          2.4375                 2.8
   Executive Vice       12/11/98          20,000             2.4375             3.375          2.4375                 2.8
   President            12/11/98          50,000             2.4375             4.875          2.4375                 3.1
                        12/11/98          50,000             2.4375             4.125          2.4375                 3.8
                        12/11/98          62,500             2.4375             6.750          2.4375                 6.0

Nathan Katz             12/11/98          50,000             2.4375             4.875          2.4375                 3.1
   Executive Vice       12/11/98          50,000             2.4375             5.250          2.4375                 4.1
   President            12/11/98          62,500             2.4375             6.750          2.4375                 6.0

David W. Sasnett        12/11/98          12,500             2.4375             4.125          2.4375                 6.0
   Senior Vice          12/11/98           7,500             2.4375             4.125          2.4375                 6.9
   President, Chief
   Financial Officer

REPORT ON REPRICING OF STOCK OPTIONS

     The Company's employee stock option plans are administered by the Compensation and Stock Option Committee ("the Committee"). All options issued pursuant to the Company's stock option plans were issued at the market price at the date of the grant. The market price for the Company's stock, however, had declined, and as a result, a majority of the employee stock options were substantially above the current market price, thereby significantly undermining the incentives intended to be created by the option grants. The Committee believed that such incentives are a significant factor in the Company's ability to attract, retain and motivate employees who are critical to the Company's long term success. The Committee concluded that to allow the options to remain "out of the money" did not serve the best interests of the Company and its shareholders. The Committee believed that a repricing of these "out of the money" options would allow the options to serve their intended purpose and enhance the Company's ability to retain important employees. Consequently, on December 11, 1998, the Committee approved the repricing of 1,074,733 options issued to employees (including the named Executive Officers) with exercise prices ranging from $2.50 to $6.75 to be repriced to $2.4375, the market value on such date. Mr.Hersh, Chairman, Chief Executive Officer and President, declined to have his options repriced.

                                  SUBMITTED BY THE 1998 COMPENSATION AND STOCK
                                  OPTION COMMITTEE

                                  RYAN BURROW
                                  HENRY LATIMER
                                  JEFFREY SILVERMAN (FORMER DIRECTOR)
                                  LEONARD SOKOLOW

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         The Company entered into employment agreements with Robert Hersh, Dean Rappaport, William D. Stewart and Nathan Katz, which expire on September 30, 2001. Commencing October 1, 1993, Messrs. Hersh, Rappaport, Stewart and Katz's base annual salaries were $246,112, $221,500, $221,500, and $221,500, respectively, with annual increases of the greater of 5% or the percentage increases in the consumer price index published by the U.S. Department of Labor ("U.S. Consumer Price Index"). Messrs. Hersh, Rappaport and Stewart each received options to purchase 50,000 shares of Common Stock during each of the fiscal years 1990 through 1993 under the terms of their respective contracts. Mr. Katz received options to purchase 50,000 shares of common stock in both 1992 and 1993. Messrs. Hersh, Rappaport, Stewart and Katz each received options to purchase 62,500 shares of Common Stock during fiscal year 1995. No options were given during fiscal years 1994, 1996, 1997, 1998 and 1999. The aforementioned were issued under the Company's 1987 Stock Option and Stock Appreciation Rights Plan.

         In connection with the employment agreements of Messrs. Hersh, Rappaport, Stewart and Katz, the Company agreed to fund a management bonus pool (the "Pool") with 6.67 % of the Company's consolidated pre-tax profits, at the end of each of the Company's fiscal years beginning with the year ending September 30, 1990 (Mr. Katz was entitled to participate in the bonus pool beginning October 1, 1993). Under the employment agreements described above, Messrs. Hersh, Rappaport, Stewart and Katz were each entitled to one-fourth of the Pool. Bonuses were waived in 1990, no amounts were distributed in 1991 and 1997 due to pre-tax losses and amounts earned under the Pool in fiscal 1993, 1994, 1995, 1996, 1998, and 1999 totaled approximately $356,000, $614,000,
$60,000, $175,000, $105,000 and $674,000, respectively. In October 1999, the
Company amended their employment agreements to eliminate the pool. The Company anticipates establishing a new bonus arrangement with Messrs. Hersh, Rappaport and Katz for fiscal years 2000 and 2001.

         Pursuant to a reorganization of the Company's executive management structure, Mr. Stewart left the Company in December 1999. The Company agreed to settle its contractual employment obligation to Mr. Stewart for a payment of approximately $800,000. Mr. Stewart will continue to provide consulting services under a three-year non-compete and consulting agreement for annual payments of $250,000 through December 2002.

         The employment agreements with Messrs. Hersh, Rappaport and Katz each provide that, if the employee terminates his employment without good reason or is terminated for cause, such employee is subject to a non-competition provision for a three-year period. In the event of a change of control of the Company preceded, accompanied or followed (within specified time limits) by a reduction of the employee's compensation or a diminution of his status or responsibilities, the employee is entitled to terminate his employment and receive a lump sum distribution of compensation in an amount equal to three times his then current effective yearly compensation, including, but not limited to, salary and bonuses. If the employee elects to so terminate, he will have the right to sell any shares of the Company's capital stock then owned to the Company at their fair market value and the non-competitive provisions contained in the employment agreements shall terminate. Payments under the agreements by the Company after a change of control are; however, limited to the amount which would be deductible by the Company under the Internal Revenue Code of 1986, as amended. A "change of control" is deemed to occur upon (i) the acquisition of 21% of the Company's voting power, (ii) the election of three or more directors without approval of the incumbent directors, as defined, within a twelve-month period, or (iii) the incumbent directors becoming less than a majority of the Board of Directors of the Company or its successor. The agreements also provide for payments of three times annual compensation if the employment is terminated without cause by the Company or for good reason by the employee.

         The Company has entered into Change in Control agreements with David W. Sasnett and Thomas M. Bluth. The agreements expire in September 2001. Such agreements provide that, in the event of a change in control of the Company, if the Company terminates the employment of either individual within certain time periods or the Company fails to negotiate an acceptable employment agreement with the individual, the Company shall pay the individual two times his annual base salary. In addition, the agreement provides that in the event Mr. Sasnett or Mr. Bluth is terminated "without cause" where there has been no change in control, he is entitled to a severance payment equal to his annual base salary.

         The Company pays its proportional share of a reverse split-dollar life insurance policy for Mr. Rappaport and Mr. Katz. In the event of the death of Mr. Rappaport or Mr. Katz during the term of their employment agreements, the Company would receive $1,000,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the New York Stock Exchange. Officers, Directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its Officers and Directors and persons who hold more than 10% of the Common Stock were complied with during the 1999 fiscal year.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation and Stock Option Committee is responsible for developing the Company's executive compensation strategy and for administering the policies and programs that implement this strategy. The Committee is composed of Ryan Burrow, Leonard Sokolow and Howard Steinberg.

         The Committee is charged with reviewing and approving compensation of the Company's Executives each year. The Company's four most senior Executive Officers, including the Chief Executive Officer, are parties to employment agreements with the Company. Reference is made to "Employment contracts and Termination of Employment and Change-in-Control Arrangements" above for a discussion of the Company's employment and other agreements with its Executive Officers. In reviewing these Executives' compensation for 1999, the Committee subjectively determined that corporate and individual performance was adequately compensated under the terms of the Executive's employment agreements. Accordingly, the Executives' salaries and bonuses were established at the minimum level prescribed under such agreements, with bonuses being based upon the Company's profitability as measured by a percentage of pretax earnings and in certain cases the Company advancing amounts toward the cost of reverse split-dollar life insurance policies. The Executives also participated in the Company-wide 401(k) plan, under which the Company, subject to the statutory limits, matches 25% of an employee's contributions up to 1% of the employee's salary. For the Company's other Executive Officers, the Compensation Committee's determinations regarding base salary and cash bonuses are based upon the Committee's determinations regarding individual experience and capabilities, performance issues specific to the Executive's particular responsibilities, and salaries paid by other companies for comparable positions. Consistent with its policies for the Executive Officers with whom the Company has employment agreements and in order to assist in retaining key executives, in 1999 the Compensation Committee authorized the execution of change-in-control agreements with Executives who are not parties to employment agreements.

         The Compensation Committee did not grant any stock options or restricted stock to Executive Officers during fiscal 1999, other than 22,000 stock options granted to David W. Sasnett and 10,000 stock options granted to Thomas M. Bluth, in light of the limited number of shares available for new grants under the Company's 1987 Stock Option and Stock Appreciation Rights Plan. On December 11, 1998, the Compensation Committee approved the repricing of 1,074,733 options issued to employees (including the named Executive Officers). Mr. Hersh, Chairman, Chief Executive Officer and President declined to have his options re-priced. See section on "Repricing of Stock Options" and "Report on Repricing of Stock Options."

         The compensation for Mr. Hersh for 1999 was determined in accordance with the provisions of his employment agreement entered into in August 1989, which provided for a base salary and a cash bonus based upon the Company's profitability as measured by 1.67% of pretax earnings (calculated prior to any bonus accruals). Mr. Hersh's bonus was $168,500 in fiscal 1999. Mr. Hersh is not a beneficiary under Company sponsored reverse split-dollar life insurance policies such as those that cover certain other Executive Officers.

         The Revenue Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986 (the "Code"). Code Section 162(m) provides that compensation paid to a company's chief executive officer and the four other highest paid executive officers employed by the company at year-end will not be deductible by the company for federal income tax purpose to the extent such compensation individually exceeds $1 million. Code Section 162(m) excepts from this limitation certain "performance-based compensation."

         Although base salary and bonuses paid to the named Executive Officers have traditionally been well under $1 million, compensation from the exercise of stock options could potentially cause a named Executive Officer to have compensation in excess of $1 million. The Compensation Committee has not adopted a policy requiring that all compensation arrangements qualify for deductibility under Code Section 162(m), meaning that options granted after April 10, 1997 may not be deductible if and to the extent their value ever causes one of the Company's Executives to receive more than $1 million in compensation during any one year. However, all options granted to the named executive officers prior to April 10, 1997, the date of the Company's 1997 Annual Meeting, are exempt from Code Section 162(m) under a "grandfather" provision.

                                  SUBMITTED BY THE 1999 COMPENSATION AND STOCK
                                  OPTION COMMITTEE

                                  RYAN BURROW
                                  LEONARD SOKOLOW
                                  HOWARD STEINBERG



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation and Stock Option Committee is composed of Messrs. Burrow, Steinberg and Leonard Sokolow.

PERFORMANCE GRAPHS

         The following line graph compares the cumulative total return of the Company's Common Stock to the total return index for the Standard & Poors 500 Index and a Peer Group Index of six stocks for the five year period from September 30, 1994 through September 30, 1999. The graph assumes $100 invested at the beginning of the period and reinvestment of dividends.

         The Peer Group consists of Windmere-Durable Holdings, Inc., Helen of Troy Corporation, Thomas Industries, Inc., Genlyte Group, Inc., Craftmade International, Inc. and Beverly Hills Fan Company. The companies included as part of the Peer Group Index were selected on the basis of the similarity of such companies to the Company, considering such factors as products sold, sourcing of products, distribution channels and the industry within which such companies operate.

                                        CUMULATIVE TOTAL RETURN
                        --------------------------------------------------------
                             9/94     9/95     9/96     9/97     9/98      9/99


CATALINA LIGHTING, INC.    100.00    44.21    31.58    48.42    18.95    34.74
PEER GROUP                 100.00   103.78   148.49   289.07   245.32   218.48
S & P 500                  100.00   129.74   156.13   219.28   239.12   305.61

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The Company leased a facility located in Massachusetts from an entity in which an officer and a former officer had an ownership interest. The lease expired in June 1999. Rent expense related to this lease was approximately $99,000, $159,000, and $164,000 for the years ended September 30, 1999, 1998 and
1997, respectively.

         The Company leases its Hong Kong office from a company owned by Wai Check Lau, a shareholder of the Company. The lease expires in 2001 but may be extended for an additional year. Rent expense related to this lease was $257,000 for the years ended September 30, 1999 and 1998 and $270,000 for the year ended September 30, 1997.

         During the years ended September 30, 1999, 1998 and 1997, Go-Gro, a wholly-owned subsidiary of the Company, purchased $1.7 million, $1.0 million and $2.1 million, respectively, in raw materials from an affiliate which is fifty percent owned by the Company and which includes a shareholder of the Company as one of its directors.

         Notes and advances receivable from Dean Rappaport totaled approximately $129,000 at February 29, 2000 and included a $100,000 note bearing interest at LIBOR plus 250 basis points, collateralized by stock option agreements to purchase 100,000 shares of the Company and maturing in December 2000.

         Notes and advances receivable from Nathan Katz totaled approximately $79,000 at February 29, 2000 and included a $70,000 note bearing interest at LIBOR plus 250 basis points, collaterized by stock option agreements to purchase 50,000 shares of the Company and maturing in January 2001.

STOCKHOLDER PROPOSALS

         Stockholder proposals which are requested to be included, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, in the proxy materials of the Company at its next Annual Meeting must be received by the Company no later than December 24, 2000 to be eligible for consideration. Such a proposal must comply with requirements as to form and substance established by applicable laws and regulations in order to be included in the proxy statement.

         Alternatively, under the Company's Bylaws, a proposal or nomination that the stockholder does not seek to include the Company's proxy materials for the next Annual Meeting pursuant to Rule 14a-8 must be submitted in writing to the Secretary of the Company by January 10, 2001, unless the date of the next Annual Meeting changes by more than 40 days from the date of the 2000 Annual Meeting. If the date of the next Annual Meeting changes by more than 40 days from the date of the 2000 Annual Meeting, such proposal or nomination must be delivered no later than the close of business on the later of 120 days preceding the next Annual Meeting or 10 days after the public announcement of the date for the next Annual Meeting. The stockholder's submission must include certain specified information concerning the proposal or nominee, as the case may be and information as to the stockholder's ownership of the Common Stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the next Annual Meeting. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a stockholder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL AGENDA ITEMS.   Please mark
                                                               your votes as [X]
                                                                 indicated in
                                                                 this example

1. ELECTION OF DIRECTORS:                       ROBERT HERSH, RYAN BURROW, HENRY
                                                LATIMER, JESSE LUXTON, BRION
FOR all nominees             WITHHOLD           WISE, HOWARD STEINBERG, ROBERT
listed (except as            AUTHORITY          LANZILLOTTI
indicated to the             to vote for all    (INSTRUCTION: To withhold
right)                       nominees           authority to vote for any
                             listed             individual nominee, write that
      [ ]                         [ ]           nominee's name in the space
                                                provided below.)

                                                --------------------------------

2. Proposal to ratify the appointment of              In their discretion,
   Deloitte & Touche LLP as the independent           the Proxies are authorized
   certified public accountants of the                to vote upon such other
   Company for the current year.                      business as may properly
                                                      come before the meeting.
         FOR        AGAINST     ABSTAIN
         [ ]           [ ]         [ ]


                            _ _
                               |
                               |

                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please sign full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature(s)__________________Signature(s)__________________Date__________, 2000
      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.

                              FOLD AND DETACH HERE

                            CATALINA LIGHTING, INC.

                             18191 N.W. 68TH AVENUE
                                MIAMI, FL 33015

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all other proxies previously given, hereby appoints Robert Hersh and Thomas M. Bluth, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, all the shares of common stock of CATALINA LIGHTING, INC. held of record by the undersigned on April 5, 2000, at the Annual Meeting of Stockholders to be held on May 9, 2000 at 9:00 a.m. local time at 18191 N. W. 68th Avenue, Miami, Florida 33015, or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, PROXIES WILL VOTE ON THESE MATTERS AS THE PROXIES NAMED HEREIN MAY DETERMINE IN THEIR SOLE DISCRETION.

                (continued and to be signed on the reverse side)


                              FOLD AND DETACH HERE